EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Fiscal Year Ended September 26, 2020

CONCORD, Mass., Dec. 28, 2020 (GLOBE NEWSWIRE) -- Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the fiscal year ended September 26, 2020. For the year ended September 26, 2020, the Company reported a net loss of $(911,000), or $(0.49) per share, on revenue of $4,108,000, compared to net income of $631,000, or $0.34 per share, on revenue of $7,024,000 for the year ended September 28, 2019.

Carl H. Guild Jr., President and CEO of Technical Communications Corporation, commented, “As stated in our previous quarters’ earnings reports, the COVID-19 pandemic continues to delay several projects that are in the pipeline, and those delays continue although we have experienced some limited progress toward the resumption of the procurement process. TCC and our customers have implemented substantial video communications in an effort to move the projects forward. We have seen evidence that certain countries are beginning to loosen restrictions, and TCC is preparing to increase its business development efforts as soon as it is allowed and safe.

TCC has and will continue to pursue and accept U.S. government small business financial aid as it becomes available. The entire TCC team is committed to doing what is necessary to stay prepared for an expected business upturn in fiscal 2021.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein that are not purely historical constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the impact of the COVID-19 pandemic (including on customers) and governmental responses thereto; the effect of domestic and foreign political unrest; domestic and foreign government policies and economic conditions; changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 28, 2019 and its Quarterly Reports on Form 10-Q for the quarters ended June 27, 2020, March 28, 2020 and December 28, 2019 and the “Risk Factors” sections included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Year Ended
	9/26/2020	9/28/2019
	(Unaudited)	(Unaudited)
Net revenue	$ 4,108,000	$ 7,024,000
Gross profit	2,385,000	3,358,000
S, G & A expense	2,227,000	2,407,000
Product development costs	1,069,000	333,000
Operating (loss) income	(911,000)	618,000
Net (loss) income	(911,000)	631,000
Net (loss) income per share:
Basic	$(0.49)	$0.34
Diluted	$(0.49)	$0.34

Condensed consolidated balance sheets

	9/26/2020	9/28/2019
	(Unaudited)	(derived from audited
		financial statements)
Cash and cash equivalents	$ 1,514,000	$ 1,593,000
Accounts receivable - trade	134,000	126,000
Inventory	902,000	1,042,000
Other current assets	153,000	118,000
Total current assets	2,703,000	2,879,000

Property and equipment, net	19,000	38,000
Right-of-use asset	559,000	-

Total assets	$ 3,281,000	$ 2,917,000

Current operating lease liability	$ 152,000	$ -
Deferred income	474,400	-
Accounts payable	66,000	355,000
Customer deposits	162,000	19,000
Accrued expenses and other current liabilities	506,000	323,000
Total current liabilities	1,360,000	697,000

Long term operating lease liability	407,000	-
Notes payable	150,000	-

Total liabilities	1,917,000	697,000
Total stockholders’ equity	1,364,000	2,220,000
Total liabilities and stockholders’ equity	$ 3,281,000	$ 2,917,000

Technical Communications Corporation
100 Domino Drive
Concord, MA  01742 – 2892

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com